FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Dewey Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com

Wright Medical Group N.V. Reports 2018 Fourth Quarter and Full-Year Financial Results and Provides 2019 Annual Guidance

Fourth Quarter 2018 Net Sales, Including Cartiva, of $238 Million; Full-Year 2018 Net Sales, Including Cartiva, of $836 Million

Cartiva Revenue of $9.5 Million From October 10, 2018 Closing Date Through Year-End

Fourth Quarter 2018 Net Loss From Continuing Operations of $23 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $44 Million

Full-Year 2018 Net Loss From Continuing Operations of $169 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $117 Million

Company Provides Full-Year 2019 Net Sales Guidance of $954 Million to $966 Million

Company Provides Full-Year 2019 Non-GAAP Adjusted EBITDA Guidance of $160 Million to $170 Million

Company Now Anticipates Exceeding 20% Non-GAAP Adjusted EBITDA Margin for Full Fourth Quarter 2019

AMSTERDAM, The Netherlands - February 26, 2019 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its fourth quarter and full-year ended December 30, 2018 and provided 2019 annual guidance. Unless otherwise noted, all net sales growth rates in this release are stated on a constant currency basis, which includes the negative impact of the four fewer business selling days in the fourth quarter of fiscal year 2018.

As previously announced, net sales totaled $238.1 million during the fourth quarter ended December 30, 2018, representing 9.4% as reported and 10.3% constant currency growth, including the negative impact of four fewer selling days in the fourth quarter of 2018, which the company estimates to be approximately $9 million or 4.3%. For the full-year 2018, net sales totaled $836.2 million, representing growth of approximately 12.2% as reported and 11.6% on a constant currency basis, including the negative impact of four fewer selling days in the fourth quarter of 2018. As stated previously, the company is unable to precisely determine the impact of the four fewer selling days on individual product lines; however, it had a disproportionate impact on the U.S. business. Gross margins were 79.4% during the fourth quarter of 2018 and were 79.8% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “As previously reported, our fourth quarter results represent an outstanding performance across all our businesses. This performance was driven by continued strong shoulder growth in the quarter, which included the ongoing launch of our PERFORM Reversed glenoid and continued contributions from our SIMPLICITI shoulder system. We anticipate that these products, as well as accelerating adoption of our BLUEPRINT enabling technology and the upcoming launch of our REVIVE revision shoulder system, will continue to drive strong shoulder sales growth in 2019 and beyond. We also had strong adjusted EBITDA with 210 basis points of EBITDA margin expansion for the full-year and our adjusted gross margins of nearly 80% are some of the best in high-growth medtech.”

Palmisano further commented, “In our U.S. lower extremities business, we got off to a very strong start with Cartiva revenue of $9.5 million, which exceeded our expectations in the fourth quarter. On January 1, Cartiva was fully launched with our U.S. lower extremities sales force, including the integration of the former Cartiva distributors that we have chosen to retain. We also saw continued strong growth in our core products as well as in total ankle. Our U.S. biologics business continued to be driven by the ongoing roll-out of AUGMENT Injectable. We intend to continue to focus on strong execution and new product launches throughout 2019.”

Net loss from continuing operations for the fourth quarter of 2018 totaled $22.9 million, or $(0.18) per diluted share.

The company’s net loss from continuing operations for the fourth quarter of 2018 included the after-tax impacts of non-cash interest expense of $12.6 million related to its convertible notes, $7.8 million of transaction and transition costs, a loss of $3.2 million related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, a loss of $1.6 million related to mark-to-market adjustments on derivative assets and liabilities, a $0.7 million loss related to fair value adjustments to contingent consideration, non-cash amortization of inventory step-up of $0.4 million associated with inventory acquired from the Cartiva acquisition, non-cash foreign currency translation charges of $0.3 million, a $3.8 million U.S. tax provision within continuing operations recorded as a result of the year to date pre-tax gain recognized within discontinued operations due to the previously announced $30.75 million insurance settlement, a $3.6 million tax benefit related to the realizability of deferred tax assets as a result of the Cartiva acquisition, and a tax provision of $2.7 million due to a change in judgment regarding our ability to realize certain deferred tax assets.

The company's fourth quarter 2018 non-GAAP net income from continuing operations, as adjusted for the above items, was $6.8 million. The company's fourth quarter 2018 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $44.1 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $191.4 million as of the end of the fourth quarter of 2018.

Long-Term Financial Targets

The company now anticipates it will exceed its goal of 20% adjusted EBITDA margin for the full fourth quarter of 2019.

The company also previously announced new three-year financial targets for 2019 through 2021:

•	Deliver double-digit, constant currency net sales growth each year

•	Maintain adjusted gross margin in the high 70s% range each year

•	Expand adjusted EBITDA margin to the mid-20% range exiting 2021

Palmisano concluded, “We are currently #1 in foot and ankle, and I believe we will be #1 in shoulder soon. Delivering on our long-term financial targets is expected to result in Wright becoming a $1 billion revenue company with double digit top-line growth and an adjusted EBITDA margin in excess of 20% during the course of 2020. This would represent a company with a best in class combination of size, growth and adjusted EBITDA and gross margins. I believe our leadership in high-growth markets, combined with specialized sales forces and differentiated technologies, positions us well to achieve these targets and deliver enhanced shareholder value.”

Outlook

The company anticipates net sales for full-year 2019 of approximately $954 million to $966 million, which includes $47 million from Cartiva. This guidance assumes foreign currency exchange rates in line with current rates, which results in a negative impact of approximately one percentage point as compared to 2018. In addition, this range implies full-year 2019 constant currency net sales growth of 15% to 17%, pro-forma constant currency net sales growth of 11% to 13% and organic constant currency net sales growth of 10% to 12%.

The company anticipates its full-year 2019 non-GAAP adjusted EBITDA from continuing operations guidance, as described in the non-GAAP reconciliation provided later in this release, to be $160 million to $170 million, which with a normal quarterly cadence, would result in fourth quarter of 2019 non-GAAP adjusted EBITDA margin in excess of 20%.

The company expects its non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2019 to be $0.17 to $0.25 per diluted share.

The company estimates approximately 131 million non-GAAP adjusted diluted weighted average ordinary shares outstanding for fiscal year 2019.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; non-cash gains and losses associated with foreign currency translation of balances denominated in foreign currencies; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this non-GAAP adjusted earnings per share from continuing operations target excludes possible future acquisitions and other material future business developments.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2019 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the foreign currency fluctuations and market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the fourth quarter of 2018 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on February 26, 2019 through March 5, 2019. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 1646189. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's convertible notes, non-cash loss on extinguishment of debt, transaction and transition costs, net gains and losses on mark-to-market adjustments on CVRs and derivative assets and liabilities, and net non-cash gains and losses on foreign currency translation, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2019 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plans,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2019, including net sales, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations, anticipated continued strong shoulder sales growth and accelerating adoption of our BLUEPRINT enabling technology, the anticipated success of Cartiva’s SCI and its contribution to growth for our U.S. lower extremities business, the upcoming launch of our REVIVE revision shoulder system, strong execution and new product launches during 2019 and new long-term financial targets. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to achieve anticipated financial results for 2019 or long-term financial targets, failure to achieve the anticipated financial benefits of the Cartiva acquisition, unanticipated clinical performance issues with our products (including Cartiva products) or the introduction of competitive products with clinical performance attributes that are superior to our products (including Cartiva products), failure to achieve wide market acceptance of our products (including Cartiva products) due to clinical, regulatory, cost, reimbursement or other issues, delay or failure to drive U.S. lower extremities or biologics sales to anticipated levels; continued supply constraints; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated commercial sales of AUGMENT® Bone Graft and other new products; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreements; ability to obtain the additional insurance proceeds; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q previously filed with the SEC and Wright’s Annual Report on Form 10-K for the year ended December 30, 2018 to be filed by Wright with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Fiscal year ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net sales	$238,147	$217,602	$836,190	$744,989
Cost of sales	49,149	47,278	180,153	160,947
Gross profit	188,998	170,324	656,037	584,042
Operating expenses:
Selling, general and administrative	160,664	133,149	577,961	525,222
Research and development	16,749	13,144	59,142	50,115
Amortization of intangible assets	7,699	6,822	26,730	28,396
Total operating expenses	185,112	153,115	663,833	603,733
Operating income (loss)	3,886	17,209	(7,796)	(19,691)
Interest expense, net	20,004	19,132	80,247	74,644
Other expense (income), net	6,148	(1,305)	81,797	5,570
Loss from continuing operations before income taxes	(22,266)	(618)	(169,840)	(99,905)
Provision (benefit) for income taxes	681	(27,470)	(536)	(34,968)
Net (loss) income from continuing operations	$(22,947)	$26,852	$(169,304)	$(64,937)
(Loss) income from discontinued operations, net of tax	$(10,821)	$2,281	$(201)	$(137,661)
Net (loss) income	$(33,768)	$29,133	$(169,505)	$(202,598)

Net (loss) income from continuing operations per share, basic	$(0.18)	$0.26	$(1.50)	$(0.62)
Net (loss) income from continuing operations per share, diluted	$(0.18)	$0.25	$(1.50)	$(0.62)

Net (loss) income per share, basic	$(0.27)	$0.28	$(1.51)	$(1.94)
Net (loss) income per share, diluted	$(0.27)	$0.27	$(1.51)	$(1.94)

Weighted-average number of shares outstanding-basic	125,323	105,195	112,592	104,531
Weighted-average number of shares outstanding-diluted	125,323	106,578	112,592	104,531

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended
	December 30, 2018			December 31, 2017
	Legacy Wright	Standalone Cartiva	Wright Medical Group N.V.	Wright Medical Group N.V.
U.S.
Lower extremities	$67,679	$9,167	$76,846	$66,816
Upper extremities	78,151	—	78,151	71,685
Biologics	24,024	—	24,024	21,814
Sports med & other	2,584	—	2,584	2,242
Total U.S.	$172,438	$9,167	$181,605	$162,557

International
Lower extremities	$15,922	$319	$16,241	$16,101
Upper extremities	30,048	—	30,048	28,093
Biologics	7,369	—	7,369	6,784
Sports med & other	2,884	—	2,884	4,067
Total International	$56,223	$319	$56,542	$55,045

Global
Lower extremities	$83,601	$9,486	$93,087	$82,917
Upper extremities	108,199	—	108,199	99,778
Biologics	31,393	—	31,393	28,598
Sports med & other	5,468	—	5,468	6,309
Total net sales	$228,661	$9,486	$238,147	$217,602

	Fiscal year ended
	December 30, 2018			December 31, 2017
	Legacy Wright	Standalone Cartiva	Wright Medical Group N.V.	Wright Medical Group N.V.
U.S.
Lower extremities	$241,568	$9,167	$250,735	$228,044
Upper extremities	281,314	—	281,314	239,965
Biologics	83,077	—	83,077	78,361
Sports med & other	8,412	—	8,412	8,141
Total U.S.	$614,371	$9,167	$623,538	$554,511

International
Lower extremities	$60,430	$319	$60,749	$58,473
Upper extremities	114,460	—	114,460	94,699
Biologics	25,757	—	25,757	22,276
Sports med & other	11,686	—	11,686	15,030
Total International	$212,333	$319	$212,652	$190,478

Global
Lower extremities	$301,998	$9,486	$311,484	$286,517
Upper extremities	395,774	—	395,774	334,664
Biologics	108,834	—	108,834	100,637
Sports med & other	20,098	—	20,098	23,171
Total net sales	$826,704	$9,486	$836,190	$744,989

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended December 30, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	15%	4%	1%	13%	12%
Upper extremities	9%	11%	7%	10%	8%
Biologics	10%	11%	9%	10%	10%
Sports med & other	15%	(27%)	(29%)	(12%)	(13%)
Total net sales	12%	6%	3%	10%	9%

	Fiscal year ended December 30, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	10%	2%	4%	8%	9%
Upper extremities	17%	18%	21%	17%	18%
Biologics	6%	16%	16%	8%	8%
Sports med & other	3%	(25%)	(22%)	(15%)	(13%)
Total net sales	12%	9%	12%	12%	12%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net (Loss) Income from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended		Fiscal year ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net (loss) income from continuing operations, as reported	$(22,947)	$26,852	$(169,304)	$(64,937)
Weighted-average diluted shares outstanding	125,323	106,578	112,592	104,531
Net (loss) income from continuing operations per share, as reported	(0.18)	0.25	(1.50)	(0.62)
Reconciling items:
Inventory step-up amortization	352	—	352	—
Non-cash interest expense on convertible notes [1]	12,573	11,746	49,186	45,489
Non-cash loss on extinguishment of debt [2]	—	—	39,935	—
Derivatives mark-to-market adjustments [2]	1,591	(634)	35,934	(4,797)
Transaction and transition costs	7,826	2,915	12,013	12,400
Incentive and indirect tax projects [3]	—	(9,774)	—	(9,774)
Foreign currency translation expense [2]	338	—	3,232	—
CVR mark-to-market adjustments [2]	3,224	(1,401)	140	5,320
Contingent consideration fair value adjustment [2]	683	(228)	1,789	81
Tax provision due to a change in judgment regarding our ability to realize certain deferred tax assets [4]	2,675	—	2,675	—
Tax benefit related to realizability of deferred tax assets as a result of the Cartiva acquisition [4]	(3,614)	—	(3,614)	—
Tax law reform [4]	—	(8,255)	—	(8,255)
Tax benefit related to realizability of net operating losses [4]	—	(16,037)	—	(24,965)
U.S. tax provision (benefit) resulting from income from discontinued operations [4]	3,774	—	(193)	—
Tax effect of reconciling items [5]	277	(1,728)	1,242	(1,798)
Non-GAAP net income (loss) from continuing operations, as adjusted	$6,752	$3,456	$(26,613)	$(51,236)
Add back amortization of intangible assets	7,699	6,822	26,730	28,396
Adjusted non-GAAP earnings	$14,451	$10,278	$117	$(22,840)
Adjusted non-GAAP weighted-average diluted shares outstanding [6]	127,202	106,578	113,959	104,531
Adjusted non-GAAP earnings per share	$0.11	$0.10	$0.00	$(0.22)
_______________________________

[1]	Impacting interest expense, net.

[2]	Impacting other expense (income), net.

[3]	Incentive and indirect tax projects include $0.6 million of other income and $0.2 million of interest income.

[4]	Impacting provision (benefit) from income taxes.

[5]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

[6]
Adjusted non-GAAP weighted-average diluted shares outstanding includes common stock equivalents of 1.9 million and 1.4 million for the three and twelve months ended December 30, 2018, based on the income position of our adjusted non-GAAP earnings.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net (Loss) Income from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Fiscal year ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net (loss) income from continuing operations	$(22,947)	$26,852	$(169,304)	$(64,937)
Interest expense, net	20,004	19,132	80,247	74,644
Provision (benefit) for income taxes	681	(27,470)	(536)	(34,968)
Depreciation	16,511	14,708	59,497	56,832
Amortization	7,699	6,822	26,730	28,396
Non-GAAP EBITDA	$21,948	$40,044	$(3,366)	$59,967
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	7,784	5,262	26,120	19,393
Other expense (income), net	6,148	(1,305)	81,797	5,570
Inventory step-up amortization	352	—	352	—
Transaction and transition costs	7,826	2,915	12,013	12,400
Incentive and indirect tax projects	—	(8,965)	—	(8,965)
Non-GAAP adjusted EBITDA	$44,058	$37,951	$116,916	$88,365
Net sales from continuing operations	238,147	217,602	836,190	744,989
Non-GAAP adjusted EBITDA margin	18.5%	17.4%	14.0%	11.9%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Fiscal year ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Gross profit from continuing operations, as reported	$188,998	$170,324	$656,037	$584,042
Gross margins from continuing operations, as reported	79.4%	78.3%	78.5%	78.4%
Reconciling items impacting gross profit:
Inventory step-up amortization	352	—	352	—
Transaction and transition costs	801	1,100	4,421	3,095
Non-GAAP gross profit from continuing operations, as adjusted	$190,151	$171,424	$660,810	$587,137
Net sales from continuing operations	238,147	217,602	836,190	744,989
Non-GAAP adjusted gross margins from continuing operations	79.8%	78.8%	79.0%	78.8%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended		Fiscal year ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net sales	$238,147	$217,602	$836,190	$744,989

Selling, general and administrative expense, as reported	$160,664	$133,149	$577,961	$525,222
Selling, general and administrative expense as a percentages of net sales, as reported	67.5%	61.2%	69.1%	70.5%
Reconciling items impacting selling, general and administrative expense:
Transaction and transition costs - selling, general and administrative	7,025	1,746	7,592	9,014
Incentive and indirect tax projects	—	(8,965)	—	(8,965)
Selling, general and administrative expense, as adjusted	$153,639	$140,368	$570,369	$525,173
Selling, general and administrative expense as a percentage of net sales, as adjusted	64.5%	64.5%	68.2%	70.5%

Research & development expense, as reported	$16,749	$13,144	$59,142	$50,115
Research & development expense as a percentages of net sales, as reported	7.0%	6.0%	7.1%	6.7%
Reconciling items impacting research & development expense:
Transaction and transition costs - research & development	—	69	—	291
Research & development expense, as adjusted	$16,749	$13,075	$59,142	$49,824
Research & development expense as a percentage of net sales, as adjusted	7.0%	6.0%	7.1%	6.7%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	December 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$191,351	$167,740
Accounts receivable, net	141,019	130,610
Inventories	180,690	168,144
Prepaid expenses and other current assets	90,172	100,400
Total current assets	603,232	566,894

Property, plant and equipment, net	224,929	212,379
Goodwill and intangible assets, net	1,551,286	1,164,663
Other assets	314,954	184,788
Total assets	$2,694,401	$2,128,724

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$48,359	$41,831
Accrued expenses and other current liabilities	217,081	314,558
Current portion of long-term obligations	201,686	58,906
Total current liabilities	467,126	415,295
Long-term obligations	913,441	836,208
Other liabilities	381,375	288,525
Total liabilities	1,761,942	1,540,028

Shareholders' equity	932,459	588,696
Total liabilities and shareholders' equity	$2,694,401	$2,128,724